EXHIBIT 99.1

Movielink, LLC

Financial Statements

Six-Month Periods Ended June 30, 2007 and 2006

and Years Ended December 31, 2006 and 2005

Report of Independent Auditors

To the Members of Movielink, LLC

In our opinion, the accompanying balance sheets and the related statements of operations, of Members’ equity and of cash flows present fairly, in all material respects, the financial position of Movielink, LLC at December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations and negative cash flows from operating activities, and has an accumulated deficit at December 31, 2006. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

January 31, 2007

Los Angeles, California

Movielink, LLC

Balance Sheets

June 30, 2007

and December 31, 2006 and 2005

	2007	2006	2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,111,846	$13,119,080	$11,912,475
Prepaid and other current assets	753,145	551,020	1,067,852

Total current assets	2,864,991	13,670,100	12,980,327
Property and equipment, net of accumulated depreciation	2,117,199	2,941,870	3,914,227
Other assets	158,969	786,166	209,434

Total assets	$5,141,159	$17,398,136	$17,103,988

Liabilities and Members’ Equity
Current liabilities
Accounts payable and accrued liabilities	$1,829,156	$3,312,752	$5,169,752
Deferred revenue, current portion	181,302	278,962	350,328

Total current liabilities	2,010,458	3,591,714	5,520,080
Deferred revenue	—	464,374	—
Other long-term liabilities	85,186	115,128	162,788

Total liabilities	2,095,644	4,171,216	5,682,868

Commitments and contingencies (Note 8)
Members’ equity
Members’ interests	148,027,030	148,027,030	124,227,030
Accumulated deficit	(144,981,515)	(134,800,110)	(112,805,910)

Members’ equity	3,045,515	13,226,920	11,421,120

Total liabilities and members’ equity	$5,141,159	$17,398,136	$17,103,988

The accompanying notes are an integral part of these financial statements.

Movielink, LLC

Statements of Operations

Six-Month Periods Ended June 30, 2007 and 2006

and Years Ended December 31, 2006 and 2005

	June 30,		December 31,
	2007	2006	2006	2005
	(Unaudited)
Revenues	$1,983,766	$1,915,474	$4,053,135	$3,211,467
Operating expenses
Royalties to content providers	1,301,974	1,201,378	2,557,602	2,288,870
Transaction and delivery costs	180,238	215,994	427,664	613,128
Infrastructure development and maintenance	3,674,919	5,101,232	8,542,505	9,148,245
Marketing, research and customer service	2,932,315	3,822,022	7,577,446	6,236,267
General, administrative and legal	3,345,703	2,527,070	5,653,394	6,549,759
Depreciation and amortization	845,427	880,363	1,793,468	7,552,229
Legal settlement	—	—	—	2,000,000

Total operating expenses	12,280,576	13,748,059	26,552,079	34,388,498

Loss from operations	(10,296,810)	(11,832,585)	(22,498,944)	(31,177,031)
Interest and other income (loss), net	115,405	211,592	504,744	279,141

Net loss	$(10,181,405)	$(11,620,993)	$(21,994,200)	$(30,897,890)

The accompanying notes are an integral part of these financial statements.

Movielink, LLC

Statements of Members’ Equity

Six-Month Period Ended June 30, 2007

and Years Ended December 31, 2006 and 2005

	MGM	Paramount	Sony	Universal	WB	Total
Members’ equity at December 31, 2004	$3,303,802	$3,303,802	$3,303,802	$3,303,802	$3,303,802	$16,519,010
Cash capital contributions	5,160,000	5,160,000	5,160,000	5,160,000	5,160,000	25,800,000
Net loss	(6,179,578)	(6,179,578)	(6,179,578)	(6,179,578)	(6,179,578)	(30,897,890)

Members’ equity at December 31, 2005	2,284,224	2,284,224	2,284,224	2,284,224	2,284,224	11,421,120
Cash capital contributions	4,760,000	4,760,000	4,760,000	4,760,000	4,760,000	23,800,000
Net loss	(4,398,840)	(4,398,840)	(4,398,840)	(4,398,840)	(4,398,840)	(21,994,200)

Members’ equity at December 31, 2006	2,645,384	2,645,384	2,645,384	2,645,384	2,645,384	13,226,920
Net loss (unaudited)	(2,036,281)	(2,036,281)	(2,036,281)	(2,036,281)	(2,036,281)	(10,181,405)

Members’ equity at June 30, 2007 (unaudited)	$609,103	$609,103	$609,103	$609,103	$609,103	$3,045,515

The accompanying notes are an integral part of these financial statements.

Movielink, LLC

Statements of Cash Flows

Six-Month Periods Ended June 30, 2007 and 2006

and Years Ended December 31, 2006 and 2005

	June 30,		December 31,
	2007	2006	2006	2005
	(Unaudited)
Cash flows from operating activities
Net loss	$(10,181,405)	$(11,620,993)	$(21,994,200)	$(30,897,890)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	845,427	880,363	1,793,468	7,552,229
Changes in operating assets and liabilities
Prepaid and other current assets	(202,125)	312,495	516,832	(124,961)
Accounts payable and accrued liabilities	(1,483,597)	(2,847,488)	(1,857,000)	1,905,896
Other long-term liabilities	(29,942)	145,071	(47,660)	95,944
Deferred revenue	55,019	229,096	(226,157)	76,455

Net cash used in operating activities	(10,996,623)	(12,901,456)	(21,814,717)	(21,392,327)

Cash flows from investing activities
Purchases of property and equipment	(10,611)	(562,566)	(778,678)	(3,358,155)
Purchases of other assets	—	—	—	(39,136)
Change in restricted cash	—	—	—	(69,362)

Net cash used in investing activities	(10,611)	(562,566)	(778,678)	(3,466,653)

Cash flows from financing activities
Members’ contributions	—	14,600,000	23,800,000	25,800,000

Net cash provided by financing activities	—	14,600,000	23,800,000	25,800,000

Net increase (decrease) in cash and cash equivalents	(11,007,234)	1,135,978	1,206,605	941,020
Cash and cash equivalents at beginning of period	13,119,080	11,912,475	11,912,475	10,971,455

Cash and cash equivalents at end of period	$2,111,846	$13,048,453	$13,119,080	$11,912,475

Non-cash investing activity
Receipt of warrants to acquire preferred stock	$—	$—	$619,165	$—

The accompanying notes are an integral part of these financial statements.

Movielink, LLC

Notes to Financial Statements

(information with respect to June 30, 2007 and 2006 is unaudited)

1.	Description and Formation of the Company

Movielink, LLC (“Movielink” or the “Company”) was formed as a Delaware limited liability company on February 15, 2001 (“Inception”), by its then sole member Sony Pictures Digital Entertainment (“Sony”). The Company’s principal business objective is to engage in the digital distribution of motion pictures over an open access Internet protocol system or through other broadband services.

On August 13, 2001, Sony contributed technology and other operating assets, net of liabilities, of $22,810,490 to Movielink. The amount contributed was comprised of $23,213,107 for software, $240,980 for servers and other hardware, $20,560 for prepaid software maintenance contracts, less $664,157 of liabilities. Simultaneously, Sony transferred its membership interest in the Company to a single-purpose subsidiary and sold 80% of its membership interest in Movielink, in equal shares, to single-purpose subsidiaries of Metro-Goldwyn-Mayer Studios, Inc. (“MGM”), Paramount Pictures Corporation (“Paramount”), Universal Studios (“Universal”), and Warner Bros. (“WB”), which, collectively with the Sony subsidiary are herein referred to as the Company’s “Members”. On February 20, 2002, the Company changed its name from Moviefly, LLC to Movielink, LLC. On November 11, 2002, the Company initiated its principal business operations, a motion picture rental service to broadband Internet consumers located in the United States. On April 4, 2006, the Company launched its Electronic Sell-Through (“EST”) service with major studio content, offering broadband Internet consumers located in the United States the right to download motion pictures for permanent retention. On August 8, 2007, Blockbuster Inc. acquired all of the Members’ interests in the Company for $6,600,000, subject to adjustment for the Company’s net working capital at closing.

Capital Resources and Risk Factors

On August 13, 2001, in connection with the formation discussed above, the Members executed an Amended and Restated Operating Agreement (the “Operating Agreement”), under which the Members have committed to contribute capital of up to $150,000,000, in aggregate, to the Company. The amounts that each Member has committed to contribute to the capital of the Company are subject to certain periodic and aggregate minimum and maximum limits. Additional contributions above those limits would require Member approval. To date, there have been no contributions above those limits. The Company may make capital calls each calendar quarter or at other times during the fiscal year as necessary, provided that the calls are limited to amounts included in the Company’s annual budget approved by the management committee and within the cumulative periodic contribution limits, or have received the requisite Member approval.

During the years ended December 31, 2006 and 2005, the Company made capital calls totaling $23,800,000 and $25,800,000, respectively. No capital calls were made during the six months ended June 30, 2007. As of June 30, 2007, cumulative capital contributed by the Members was $148,027,030.

Under the terms of the Operating Agreement, the Members may dissolve and liquidate the Company under any of the following circumstances: (1) the Members unanimously approve dissolution, or (2) the Members do not approve an annual budget for two consecutive fiscal years.

Movielink, LLC

Notes to Financial Statements

(information with respect to June 30, 2007 and 2006 is unaudited)

1.	Description and Formation of the Company (Continued)

Capital Resources and Risk Factors (Continued)

The Company has funded its operating losses primarily from Members’ contributions received to date. During the periods from Inception through June 30, 2007 and December 31, 2006, the Company has had negative operating and investing cash flows of $123,104,692 and $112,097,459, respectively. As of June 30, 2007 and December 31, 2006, the Company had an accumulated deficit of $144,981,515 and $134,800,110, respectively. The Company is subject to certain business risks including dependence on key individuals, competition from substitute products, market acceptance of its products, and dependence on growth to achieve its business plans.

As of both June 30, 2007 and December 31, 2006, management was working to secure additional capital, from third party sources or its Members, to fund operations through the next twelve months or to sell the Company. The risk that the Company might fail to secure such capital, or complete the sale of the Company raised substantial doubt about the Company’s ability to continue as a going concern as of December 31, 2006. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could have resulted from the outcome of this uncertainty. All of the Members’ interests were sold to Blockbuster Inc. as of August 8, 2007 (see Note 1).

The Company believes it is in compliance with all applicable laws and regulations. However, as a business owned by five major competing motion picture studios, the Company is subject to scrutiny under antitrust laws. The U.S. Department of Justice (“DOJ”), which has jurisdiction to enforce the antitrust laws, conducted an investigation of Movielink following its inception until June 2004, when the DOJ announced the investigation was being closed because it had not found that the formation of Movielink had harmed competition or consumers of movies.

2.	Summary of Significant Accounting Policies

Period of Presentation

These financial statements reflect the financial position of the Company as of June 30, 2007, December 31, 2006 and 2005, and the results of its operations and cash flows for the six-month periods ended June 30, 2007 and 2006, and for the years ended December 31, 2006 and 2005.

The interim financial data for June 30, 2007 and 2006 is unaudited; however, in the opinion of the Company’s management, the interim data includes all adjustments, consisting only of normal recurring adjustments that are necessary for a fair statement of the results for the interim periods. Results for the interim periods are not necessarily indicative of results that may be expected for the entire year.

Movielink, LLC

Notes to Financial Statements

(information with respect to June 30, 2007 and 2006 is unaudited)

2.	Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

Revenues

The Company recognizes revenues in accordance with Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements” (“SAB 104”), and EITF 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”). The Company recognizes revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable, the product or services have been delivered and collectibility of the resulting receivable is reasonably assured. Revenues from sales of individual movies or television shows by download are recognized, net of discounts and chargebacks, at the time the program is delivered, digitally, to the end user and all obligations thereto have been fulfilled.

The Company recognizes revenue gross or net in accordance with EITF 99-19. In most arrangements, the Company contracts directly with end user customers, is the primary obligor and carries all collection risk. Revenue in these arrangements is recorded on a gross basis. In some cases, the Company utilizes third party distributors to sell movie downloads directly to end user customers, and the Company carries no collection risk and is not the primary obligor. In these instances, the Company reports the revenue net of the amount paid to the distributor.

The Company also enters into marketing and promotional services agreements. The Company recognizes revenue from these marketing and promotional services on a straight-line basis over the period during which the Company performs services under these agreements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist of money market funds backed by U.S. government securities.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, other assets, accounts payable and accrued liabilities are carried at cost, which approximates fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company maintains its cash and cash equivalents with high credit quality financial institutions; at times, such balances with any one financial institution may exceed FDIC insured limits.

Movielink, LLC

Notes to Financial Statements

(information with respect to June 30, 2007 and 2006 is unaudited)

2.	Summary of Significant Accounting Policies (Continued)

Property and Equipment

Purchases of property and equipment and leasehold improvements are recorded at cost. Maintenance and repair costs are expensed as incurred. Depreciation on assets placed in use is computed using the straight-line method over the estimated useful lives of the assets, which are as follows: servers and other hardware, and office equipment – three years; leasehold improvements – shorter of useful life or remaining lease term.

Capitalized Software Costs

The Company capitalizes the costs of computer software developed or obtained for internal use. Capitalized computer software costs consist of purchased software licenses, implementation costs, internal staffing costs and consulting costs for certain projects that qualify for capitalization. The estimated useful life of capitalized software is three years beginning at the time the software is ready for its intended use. During the years ended December 31, 2006 and 2005, the Company capitalized costs related to internally developed computer software of $242,202 and $2,736,538, respectively. During the six months ended June 30, 2007, no costs related to internally developed computer software were incurred.

Intangible Assets

The Company capitalizes the costs associated with the filing of trademark and patent applications. These amounts are included in other assets. These assets are being amortized over the estimated useful life of three years beginning at the time the assets underlying the trademarks and patents are ready for their intended use. Amortization expense related to these assets was $10,144, $25,467, $42,433 and $117,729 for the six-month periods ended June 30, 2007 and 2006, and the years ended December 31, 2006 and 2005, respectively. Accumulated amortization was $422,667, $412,523 and $370,090 at June 30, 2007, December 31, 2006 and December 2005, respectively.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Factors considered by the Company include, but are not limited to: significant under-performance relative to expected historical or projected future operating results; significant changes in the manner of use of the acquired assets or the strategy for the Company’s overall business; and advances in the development of competing or substitute technologies. When the Company determines that the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above impairment indicators, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, then the Company recognizes an impairment loss. The impairment loss is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset, determined either based on the market value if available, or the discounted cash flows, if not. The Company has identified no such impairment loss.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the six-month periods ended June 30, 2007 and 2006, and the years ended December 31, 2006 and 2005 was $1,233,179, $2,054,599, $4,377,650 and $2,892,815, respectively.

Movielink, LLC

Notes to Financial Statements

(information with respect to June 30, 2007 and 2006 is unaudited)

2.	Summary of Significant Accounting Policies (Continued)

Comprehensive Income

To date, the Company has not had any transactions that are required to be reported as other comprehensive income, and accordingly comprehensive loss equals net loss.

Income Taxes

For federal income tax purposes, the Company’s losses are passed through to the Members. Accordingly, no provision has been made in these financial statements for federal income taxes. The Company paid California Limited Liability Company taxes of $800 for each of the years ended December 31, 2006 and 2005. The Company also paid New Jersey Limited Liability Company tax of $750 for each of the years ended December 31, 2006 and 2005.

3.	Property and Equipment

Property and equipment consist of the following:

	December 31,
	2006	2005
Software	$29,505,776	$29,045,924
Servers and other hardware	3,791,520	3,508,194
Office equipment	552,926	552,926
Leasehold improvements	440,693	405,193

	34,290,915	33,512,237
Less accumulated depreciation and amortization	(31,349,045)	(29,598,010)

	$2,941,870	$3,914,227

Software costs, net of accumulated amortization amounted to $2,287,181 and $2,892,031 at December 31, 2006 and 2005, respectively. Amortization of software costs for the years ended December 31, 2006 and 2005 was $1,064,702 and $6,508,734, respectively.

Movielink, LLC

Notes to Financial Statements

(information with respect to June 30, 2007 and 2006 is unaudited)

4.	Other Assets

Other assets consist of the following:

	December 31,
	2006	2005
Warrants to acquire preferred stock	$619,165	$—
Other	167,001	209,434

	$786,166	$209,434

On October 23, 2006, the Company launched a service with a set-top box partner (the “Partner”) to provide content for branded set-top boxes. Under the terms of the agreement, the Company received warrants to purchase 1,055,875 shares of the Partner’s preferred stock. The warrants were fully vested at the date of issuance, have an exercise price of $1.29 per share and are exercisable for a period of 3 years commencing on October 23, 2006. The warrants were valued using the Black Scholes Option-pricing model at $619,165. Deferred revenue of $619,165 was recorded at issuance and amortized on a straight-line basis over the 4 year term of the Company’s obligations under the agreement.

The Company and the Partner operated under the terms of the agreement through June 30, 2007. The Partner notified the Company that they would be exiting the branded set-top box business as of June 30, 2007. The Partner has initiated preliminary discussions with the Company regarding the termination of the agreement and settlement of the remaining minimum guarantees owed to the Company under the agreement.

As a result of the Partner’s decision to abandon its branded set-top box service and terminate its arrangement with the Company, as well as other factors pointing to a significant decline in the underlying value of the warrants received in connection with this arrangement, the Company recorded a $617,053 reduction in the estimated fair value of the warrants and a corresponding reduction in the associated deferred revenue during the six month period ended June 30, 2007.

Movielink, LLC

Notes to Financial Statements

(information with respect to June 30, 2007 and 2006 is unaudited)

5.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	December 31,
	2006	2006
Compensation, including accrued vacation	$2,101,826	$1,377,317
Professional services	335,051	977,040
Content royalties	310,073	227,747
Marketing and research	264,089	167,082
Legal Settlement	—	2,000,000
Other	301,713	420,566

	$3,312,752	$5,169,752

6.	Related Party Transactions

The Company licenses motion pictures it distributes through its Internet-based download service from entities affiliated with its Members. For the six months ended June 30, 2007 and 2006, and the years ended December 31, 2006 and 2005, content expense to these related parties totaled $845,548, $883,754, $1,897,076 and $1,940,878, respectively. Payments on content are made as set forth in the content license agreements with each content provider. The Company had outstanding liabilities to related parties for accrued royalty expenses of $130,254, $226,338 and $151,321 at June 30, 2007, December 31, 2006 and December 2005, respectively.

The Company purchased encoding services from, and paid affiliate fees to entities affiliated with Sony of $87,728, $41,685, $131,069 and $39,156 during the six-month periods ended June 30, 2007 and 2006, and the years ended December 31, 2006 and 2005, respectively. The Company also purchased $9,750 of encoding services from an entity affiliated with Warner Bros. during the year ended December 31, 2005.

The Company purchased $284,503 and $10,000 of offline media from entities affiliated with Paramount during the years ended December 31, 2006 and 2005, respectively. The Company also purchased $210,118 and $87,800 of online and offline media from entities affiliated with Warner Bros. during the years ended December 31, 2006 and 2005, respectively.

During the year ended December 31, 2003, the Company entered into a co-marketing agreement with an entity affiliated with Warner Bros (Road Runner HoldCo, LLC). During the six months ended June 30, 2007 and 2006, and the years ended December 31, 2006 and 2005, the Company paid the affiliate $438, $1,324, $1,920 and $6,954, respectively. The Company also received $1,987 from the affiliate under this agreement during the year ended December 31, 2005.

During the year ended December 31, 2004, the Company entered into a co-marketing agreement with an additional entity affiliated with Warner Bros (America Online, Inc.). For the years ended December 31, 2006 and 2005, the Company paid the affiliate $5,262 and $47,039, respectively, under the agreement.

Movielink, LLC

Notes to Financial Statements

(information with respect to June 30, 2007 and 2006 is unaudited)

6.	Related Party Transactions (Continued)

The Company had additional outstanding liabilities to related parties for accrued, non-royalty, operating expenses of $30,791, $44,207 and $2,377 at June 30, 2007, December 31, 2006 and 2005, respectively.

7.	Members’ Equity

As of and for the six-month periods ended June 30, 2007 and 2006, and the years ended December 31, 2006 and 2005, the Members share the interest in, and cash contributions to the Company equally. Losses incurred by the Company for the six-month periods ended June 30, 2007 and 2006, and the years ended December 31, 2006 and 2005, were shared equally by the Members. The Members’ rights, including voting rights, admissions, withdrawals, remedies and other governance provisions, are set forth in the Operating Agreement. The Members have equal voting rights. All of the Members’ interests were sold to Blockbuster Inc. as of August 8, 2007 (see Note 1).

8.	Commitments and Contingencies

The Company is subject to certain contracts under which the Company is committed to make future minimum payments. These contracts provide the Company with managed hosting services and office space. Future minimum payments under these contracts at December 31, 2006 are as follows:

	Managed Hosting Services	Office Lease	Total
2007	$81,200	$828,647	$909,847
2008	—	853,523	853,523
2009	—	433,087	433,087

Total	$81,200	$2,115,257	$2,196,457

For the years ended December 31, 2006 and 2005, rent expense associated with the Company’s office lease was $792,059 and $638,185, respectively.

In June 2007, the Company extended its managed hosting services agreement for an additional six month period ending December 17, 2007. This extension created additional future minimum payment obligations of the Company of $144,644, at June 30, 2007.

Movielink, LLC

Notes to Financial Statements

(information with respect to June 30, 2007 and 2006 is unaudited)

8.	Commitments and Contingencies (Continued)

The Company instituted an employee retention program on December 11, 2006, that commits the Company to pay bonuses (“Retention Bonuses”) to selected individuals who were employed by the Company as of December 11, 2006, and are still employed by the Company as of May 31, 2007, or are involuntarily terminated before then (“Covered Employees”). The Retention Bonuses will be reduced by any severance amounts required by law to be paid to Covered Employees. As of December 31, 2006, the Company estimated that it would pay total Retention Bonuses of up to $953,343, on, or shortly after, May 31, 2007. The Company accrued $112,546 for Retention Bonuses as of December 31, 2006. All Retention Bonuses earned, totaling $964,753, were paid in June 2007. The Company had no outstanding Retention Bonus liability at June 30, 2007.

As of December 31, 2005, the Company had a contingent obligation to pay compensation to an executive of the Company with no minimum or maximum amount based upon certain broad-based performance criteria during a service term beginning January 1, 2002 through December 31, 2006. Any compensation earned under this agreement was at the discretion of the Members. At December 31, 2005, $250,000 was vested under this agreement and accrued on the Balance Sheet. Due to the subjective nature of the related performance criteria under this compensation agreement, the Company was not able to reasonably estimate or determine the likelihood of any additional liability at December 31, 2005. This compensation agreement was amended on November 1, 2006. The amendment extended the term of the agreement through June 30, 2007, and replaced the discretionary compensation component with a contingent obligation to pay the executive a transaction bonus equal to 5% of the gross purchase price for the potential sale of the Company (“Transaction Bonus”), should a binding sale commitment be entered into by the Company prior to June 30, 2007. The Transaction Bonus will be reduced by a $1,000,000 Incentive Bonus that is payable on, or shortly after, June 30, 2007. The Company was unable to reasonably estimate or determine the likelihood of the sale of the Company, and as a result, no liability has been recorded for the Transaction Bonus as of June 30, 2007 or December 31, 2006. The Company accrued $900,000 for the Incentive Bonus as of December 31, 2006. The Company paid the $1,000,000 Incentive Bonus in June 2007. The sale of the Company on August 8, 2007 (see Note 1) did not result in any additional Transaction Bonus above the $1,000,000 Incentive Bonus being earned. As of June 30, 2007, there were no outstanding liabilities associated with this arrangement.

As of December 31, 2006, the Company had additional commitments related to certain employment contracts which require payments of $957,951 and $40,931 in 2007 and 2008, respectively. As of June 30, 2007, the Company has additional commitments related to certain employment contracts which require payments of $142,064 and $40,931 in 2007 and 2008, respectively.

Movielink, LLC

Notes to Financial Statements

(information with respect to June 30, 2007 and 2006 is unaudited)

8.	Commitments and Contingencies (Continued)

On August 14, 2006, the Company entered into an agreement with its financial advisor (“Advisor”) to provide services in connection with the potential sale of the Company. The Company has a contingent obligation to pay its Advisor compensation in the range of 5% to 7% of the sale consideration received by the Members (“Sale Fee”). The minimum Sale Fee, should the Company be sold, is $1,000,000. The Sale Fee will be reduced by retainer fees paid to the Advisor. The Company was unable to reasonably estimate or determine the likelihood of the sale of the Company, and as a result, no liability was recorded for the Sale Fee as of June 30, 2007 or December 31, 2006. The Company has paid $175,985 and $133,332 of retainer fees to its Advisor as of June 30, 2007 and December 31, 2006, respectively. The Company had an outstanding liability of $219,466 and $33,333 for retainer fees as of June 30, 2007, and December 31, 2006, respectively.

In conjunction with the sale of the company in August 2007 (see Note 1), the Company paid $824,015 to its Advisor to satisfy the $1,000,000 minimum Sale Fee less retainer fees paid.

The Company has caused a $144,362 letter of credit to be issued to comply with the terms of its office lease as of June 30, 2007, December 31, 2006 and 2005. The letter of credit is collateralized by restricted cash and included in other assets as of June 30, 2007, December 31, 2006 and 2005. The Company pays 0.75% per annum in fees on the balance of the letter of credit.

Litigation

On September 23, 2002, Intertainer, Inc. filed a complaint in the U.S. District Court for the Central District of California naming the Company and three of its owners as defendants. The complaint alleged that the defendants, including the Company, violated federal antitrust laws. On December 14, 2005, all parties participated in a mediation and reached a settlement in principle. In February 2006, all parties to the lawsuit entered into a Compromise, Settlement and Release Agreement pursuant to which all claims were settled and released and the case was dismissed. The settlement was expensed in 2005, and paid in February 2006.

On April 13, 2003, the Company was named as defendant in a complaint filed by USA Video Technology Corp. (“USA Video”) in the U.S. District Court for the District of Delaware (the “Court”). The complaint alleged that the Company willfully infringed the plaintiff’s patent, and sought injunctive relief, compensatory damages and treble damages for willful infringement. On January 28, 2005, the Court granted Movielink’s motion for summary judgment of non-infringement, which resolved the only claim brought by USA Video against Movielink. On June 1, 2006, the U.S. Court of Appeals for the Federal Circuit affirmed the ruling of the District Court and the action is now complete.

The Company is subject to various other legal proceedings and claims that arise in the ordinary course of business. Management believes the amount, and ultimate liability, if any, with respect to these actions will not materially affect the Company’s business financial position, results of operations or cash flows.

Movielink, LLC

Notes to Financial Statements

(information with respect to June 30, 2007 and 2006 is unaudited)

9.	Employee Benefit Plan

In January 2002, the Company established a 401(k) savings plan, which covers substantially all of its employees. The Company matches 50% of employee contributions up to 6% of their salary. For the six-month periods ended June 30, 2007 and 2006, and the years ended December 31, 2006 and 2005, the Company incurred expenses of $58,314, $60,213, $107,020 and $116,376, respectively, for its matching contribution.